UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Lazard Ltd

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-32492 (Commission File Number)	98-0437848 (IRS Employer Identification Number)

Clarendon House, 2 Church Street

Hamilton, Bermuda HM 11

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On September 12, 2018, Lazard Ltd issued a press release announcing the intention of its subsidiary Lazard Group LLC (“Lazard Group”) to offer one or more series of Lazard Group’s senior notes in a registered public offering (the “Offering”) pursuant to Lazard Group’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on May 2, 2017 (Registration No. 333-217599). The September 12, 2018 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On September 12, 2018, Lazard Group priced the Offering of an aggregate principal amount of $500 million of Lazard Group’s Senior Notes due 2028 (the “Notes”). The Notes will have an interest rate of 4.500% per annum and will be issued at a price equal to 99.079% of their face value.

On September 12, 2018, Lazard Ltd issued a press release announcing that Lazard Group has commenced a cash tender offer (the “Tender Offer”) pursuant to which it is offering to purchase up to $250 million aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding 4.250% Senior Notes due 2020 (the “2020 Notes”). The Tender Offer is subject to the conditions described in the offer to purchase and related letter of transmittal delivered to the holders of the 2020 Notes on September 12, 2018, including the condition that Lazard Group has received, on terms satisfactory to it in its sole discretion, net proceeds from the Offering sufficient to purchase the Aggregate Maximum Tender Amount of the Notes and to pay all fees and expenses in connection with the Tender Offer.    The Tender Offer will expire at 11:59 p.m., Eastern Time, on October 10, 2018, unless extended or terminated earlier by Lazard Group. To the extent that less than the Aggregate Maximum Tender Amount of the 2020 Notes is purchased pursuant to the Tender Offer, Lazard Group currently expects that it will exercise its right to optionally redeem at the make-whole redemption price, calculated in accordance with the indenture governing the 2020 Notes, an amount of the 2020 Notes such that the aggregate principal amount of the 2020 Notes purchased in the Tender Offer plus the aggregate principal amount of the 2020 Notes redeemed in such redemption is approximately $250 million. Lazard Group estimates that it will incur a pre-tax loss on debt extinguishment in connection with the purchase and/or redemption of $250 million aggregate principal amount of the 2020 Notes of approximately $8.0 million. The September 12, 2018 press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 12, 2018
99.2	Press Release, dated September 12, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 12, 2018
99.2	Press Release, dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD

By: /s/ Evan L. Russo

Name: Evan L. Russo
Title: Chief Financial Officer

Date: September 12, 2018